UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant  ☒

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Spirit Airlines, Inc.

(Name of Registrant as Specified In Its Charter)

JetBlue Airways Corporation

Sundown Acquisition Corp.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Filed by JetBlue Airways Corporation

Pursuant to Schedule 14A under the

Securities Exchange Act of 1934, as amended

Subject Company: Spirit Airlines, Inc.

Commission File No.: 001-35186

Date: June 29, 2022

The following is a statement issued by JetBlue Airways Corporation (“JetBlue”) to select news reporters on June 28, 2022.

JetBlue Position on Frontier Spirit Comments

It is unsurprising that Spirit and Frontier are making a last-minute push to distract from the fact that major shareholders and ISS, a major proxy advisory firm, recognize our decisively superior offer. It’s clear that their distorted and misleading attack holds little merit with shareholders, otherwise they wouldn’t have had to delay their vote once and improve their offer twice. Our modified offer remains decisively superior and we believe shareholders will see their latest salvo for what it is – a desperate attempt to avoid their shareholders voting down their inferior proposal.

The terms of our offer speak for themselves: in addition to our aggregate purchase price of at least $33.50 per share, we have now committed to an upfront cash payment of $2.50 per share and a “ticking fee”, which together provide an aggregate cash payout of up to $4.30 per share or approximately $470 million if our transaction is terminated. Our offer provides unassailable proof of both our confidence in approval and our commitment to getting this deal done. And it is exactly these commitments that have undoubtedly provoked this latest attempt by Spirit and Frontier to undermine our transaction.

Just today, ISS acknowledged that shareholders may find our modified terms “preferable” and, indeed, a top ten Spirit shareholder today publicly stated its intent to vote AGAINST the Frontier transaction. That shareholder, TIG Advisors, notes:

“Spirit has relentlessly pressured the market to believe that a JetBlue merger has no chance of receiving antitrust approval. The reality is that both potential transactions face rigorous antitrust reviews, and drawing a conclusion around a regulatory ruling is difficult to predict generally, and even more difficult to predict when the ruling is a year away.

“We firmly believe that if, as shareholders, we must wait for a transaction to be consummated following a lengthy regulatory process, we are much better off waiting alongside JetBlue, which is willing to compensate us along the way. The Board’s self-serving actions and failure to accept JetBlue’s $33.50 per share offer is preventing shareholders from receiving superior value.”

Ultimately, the market has continued to reflect investors’ view of the Spirit-Frontier transaction, with Spirit’s stock consistently responding positively to our offer as it has provided the certainty shareholders clearly prefer. In fact, our proposal now offers shareholders more cash if it is terminated ($4.30 per share assuming the ticking fee is paid in full) than Frontier’s transaction offers shareholders if it is consummated ($4.13 per share). Yet in its continued disregard for good governance processes, the conflicted Spirit Board again refuses to even respond to our latest proposal. Instead it continues to blindly stick with the inferior Frontier transaction, and now has even resorted to quoting media personalities, characterized as “independent third parties”, in a desperate effort to try and make its case.

We look forward to creating a strong national challenger to the dominant carriers, bringing the low fares and great experience of the JetBlue effect to more customers nationwide.

Forward Looking Statements

Statements in this press release contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which represent our management’s beliefs and assumptions concerning future events. These statements are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “expects,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, those listed in our U.S. Securities and Exchange Commission (“SEC”) filings, matters of which we may not be aware, the coronavirus pandemic including new and existing variants, the outbreak of any other disease or similar public health threat that affects travel demand or behavior, the outcome of any discussions between JetBlue Airways Corporation (“JetBlue”) and Spirit Airlines, Inc. (“Spirit”) with respect to a possible transaction, including the possibility that the parties will not agree to pursue a business combination transaction or that the terms of any such transaction will be materially different from those described herein, the conditions to the completion of the possible transaction, including the receipt of any required stockholder and regulatory approvals and, in particular, our expectation as to the likelihood of receipt of antitrust approvals, JetBlue’s ability to finance the possible transaction and the indebtedness JetBlue expects to incur in connection with the possible transaction, the possibility that JetBlue may be unable to achieve expected synergies and operating efficiencies within the expected timeframes or at all and to successfully integrate Spirit’s operations with those of JetBlue, and the possibility that such integration may be more difficult, time-consuming or costly than expected or that operating costs and business disruption (including, without limitation, disruptions in relationships with employees, customers or suppliers) may be greater than expected in connection with the possible transaction. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Further information concerning these and other factors is contained in JetBlue’s SEC filings, including but not limited to, JetBlue’s 2021 Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. In light of these risks and uncertainties, the forward-looking events discussed in this press release might not occur. Our forward-looking statements included in this press release speak only as of the date the statements were written or recorded. We undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Important Information and Where to Find It

This press release is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Spirit or any other securities. JetBlue and its wholly-owned subsidiary, Sundown Acquisition Corp., have commenced a tender offer for all outstanding shares of common stock of Spirit and have filed with the SEC a tender offer statement on Schedule TO (including an Offer to Purchase, a Letter of Transmittal and related documents), as may be amended. These documents contain important information, including the terms and conditions of the tender offer, and stockholders of Spirit are advised to carefully read these documents before making any decision with respect to the tender offer.

Investors and security holders may obtain free copies of these statements and other documents filed with respect to the tender offer at the SEC’s website at https://www.sec.gov. In addition, copies of the tender offer statement and related materials may be obtained for free by directing such requests to the information agent for the tender offer, Innisfree M&A Incorporated, at (877) 800-5190 (toll free for stockholders) or (212) 750-5833 (collect for banks and brokers).

JetBlue has filed a definitive proxy statement on Schedule 14A with the SEC (“Definitive Proxy Statement”) and the accompanying BLUE proxy card on May 26, 2022, to be used to solicit proxies in opposition to the proposed business combination between Spirit and Frontier Group Holdings, Inc. (“Frontier”) and the other proposals to be voted on by Spirit stockholders at the special meeting of the stockholders of Spirit to be held on June 30, 2022. This press release is not a substitute for the Definitive Proxy Statement or any other document JetBlue, Spirit or Frontier may file with the SEC in connection with the proposed transaction.

STOCKHOLDERS OF SPIRIT ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ALL PROXY MATERIALS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and security holders may obtain a free copy of the Definitive Proxy Statement and other documents filed by JetBlue at the SEC’s web site at https://www.sec.gov or by contacting the information agent for the proxy solicitation, Innisfree M&A Incorporated, at (877) 800-5190 (toll free for stockholders) or (212) 750-5833 (collect for banks and brokers).

Participants in the Solicitation

JetBlue and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Spirit common stock. Additional information regarding the participants in the proxy solicitation is contained in the Definitive Proxy Statement.

About JetBlue

JetBlue is New York’s Hometown Airline®, and a leading carrier in Boston, Fort Lauderdale-Hollywood, Los Angeles, Orlando, and San Juan. JetBlue carries customers to more than 110 cities throughout the United States, Latin America, Caribbean, Canada, and United Kingdom. For more information and the best fares, visit jetblue.com.

Contacts

JetBlue Corporate Communications

Tel: +1.718.709.3089

corpcomm@jetblue.com

JetBlue Investor Relations

Tel: +1 718 709 2202

ir@jetblue.com